Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 16, 2022, by and among Inflection Point Acquisition Corp., a Cayman Islands exempted company (the “Company”), Intuitive Machines, LLC, a Texas limited liability company (the “Target”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Target and each Purchaser agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the applicable party, threatened against or affecting the applicable party or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement dated the date hereof between the Company, the Target and the other parties thereto.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A attached hereto.

“Class A Common Stock” means the Class A ordinary shares of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Company Material Adverse Effect” an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the legal authority and ability of the Company to comply with the terms of this Agreement, including the issuance and sale of the Securities.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Conversion Shares” means the shares of Class A Common Stock issued and issuable upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(i).

“Domestication” means the Company’s migration to and domestication as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended and the Cayman Islands Companies Act (As Revised) in connection with the closing of the Business Combination.

“Effective Date” means the first date on which (a) the initial Registration Statement has been declared effective by the Commission registering all of the Underlying Shares by the holders of Preferred Stock or (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 (without the need for any manner of sale requirement or volume limitation and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) (or Rule 144(i)(2), if applicable)).

“Escrow Account” means the escrow account to be established by the Escrow Agent into which the Purchasers shall deposit Subscription Amounts.

“Escrow Agent” means an escrow agent that is mutually acceptable to the Placement Agent and the Company.

“Escrow Agreement” means the escrow agreement to be entered into by and among the Company and the Escrow Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder, in such form as the parties may agree prior to Closing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above

“Insider Letter” means that certain Letter Agreement, dated September 21, 2021, by and among the Company, its officers and directors, and the Sponsor.

“Investor Presentation” means the PowerPoint presentation dated September 16, 2022 detailing the transactions contemplated by the Business Combination Agreement.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Cantor Fitzgerald & Co.

“Preferred Stock” means the 26,000 shares of the Company’s Series A Convertible Preferred Stock issued hereunder having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto.

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement among the Company, the Purchasers and the other parties thereto, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Class A Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants and conversion in full of all shares of Preferred Stock, ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(m).

“SEC Guidance” shall have the meaning ascribed to such term in the introductory paragraph to Section 3.1.

“Securities” means the Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Sponsor” means Inflection Point Holdings LLC.

“Stated Value” means $1,000 per share of Preferred Stock.

“Stock Exchange” means either The Nasdaq Stock Market LLC or the New York Stock Exchange (or any successors to any of the foregoing).

“Subscription Amount” shall mean, as to each Purchaser, the aggregate amount to be paid for the Preferred Stock purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Target Companies” means the Target and its subsidiaries.

“Target Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Target and its subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Target to perform any of its obligations under any of the Transaction Documents (as defined below).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreement, the Escrow Agreement, and all exhibits and schedules thereto.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Class A Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if not listed on a Trading Market, but quoted on OTCQB or OTCQX, the volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported, or (d) in all other cases, the fair market value of a share of Class A Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Class A Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years, in the form of Exhibit C attached hereto.

“Warrant Shares” means the shares of Class A Common Stock issuable upon exercise of the Warrants.

ARTICLE 2

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of $26,000,000 of shares of Preferred Stock with an aggregate Stated Value for each Purchaser equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and Warrants as determined pursuant to Section 2.2(a). The aggregate number of shares of Preferred Stock sold hereunder shall be 26,000. The Company shall provide written notice (which may be via email) to each Purchaser (the “Closing Notice”) that the Company reasonably expects the Closing to occur (and the conditions thereto to be satisfied) on a date specified in the notice (the “Scheduled Closing Date”) not less than five (5) Business Days after the date of the Closing Notice, which Closing Notice shall contain the Flow of Funds Letter (as defined below) with the Company’s wire instructions for the Escrow Account. The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder. Provided that the Closing Notice is timely delivered in accordance with the foregoing, no later than two (2) Business Days prior to Closing, each Purchaser shall deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount. At the Closing, the Company shall deliver to each Purchaser its respective shares of Preferred Stock and Warrants as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, or such other location as the parties shall mutually agree and the Placement Agent shall deliver to the Escrow Agent the Form of Escrow Release Notice (as defined in the Escrow Agreement), duly executed, which shall cause the release of the funds in the Escrow Account to the Company. If this Agreement is terminated prior to the Closing and any funds have already been sent by any Purchaser to the Escrow Account, or the Closing Date does not occur within five (5) Business Days after the Scheduled Closing Date specified in the Closing Notice, the Company shall or shall cause the Escrow Agent to promptly (but not later than seven (7) Business Days after the Scheduled Closing Date specified in the Closing Notice), return the funds delivered by any Purchaser for payment of such Purchaser’s Subscription Amount by wire transfer in immediately available funds to the account specified in writing by such Purchaser (provided, that the failure of the Closing Date to occur within such seven (7) Business Day period and the return of the relevant funds shall not relieve such Purchaser from its obligations under this Agreement for a subsequently rescheduled Closing Date determined by the Company in good faith and indicated to such Purchaser in a timely delivered subsequent Closing Notice).

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) a certificate evidencing (or reasonable evidence of issuance by book entry, as applicable, of) such aggregate number of shares of Preferred Stock equal to such Purchaser’s Subscription Amount divided by the Stated Value, registered in the name of such Purchaser and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;

(ii) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Class A Common Stock equal to 25% of such Purchaser’s Conversion Shares on the date of Closing, with an exercise price equal to $15.00, subject to adjustment as set forth therein;

(iii) an email from the Company setting forth the wire amounts of each Purchaser and the wire transfer instructions of the Company; and

(iv) the Registration Rights Agreement duly executed by the Company.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following:

(i) the Registration Rights Agreement duly executed by such Purchaser;

(ii) the Purchaser’s counter-signature to the Warrant described in Section 2.2(a)(ii); and

(iii) the Purchaser’s Subscription Amount.

2.3 Closing Conditions.

(a) The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Business Combination set forth in Article VII of the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination pursuant to the Business Combination Agreement including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby), and the closing of the Business Combination shall be scheduled to occur substantially concurrently with the Closing;

(ii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby (including, without limitation, the Domestication) illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(iii) the shares of Class A Common Stock shall be approved for listing on the Stock Exchange, subject only to official notice of issuance.

(b) The obligation of the Company to consummate the Closing with respect to each Purchaser shall be subject, on a Purchaser by Purchaser basis, to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i) except as otherwise provided under Section 2.3(b)(ii), all representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by such Purchaser of each of the representations, warranties and agreements of such Purchaser contained in this Agreement as of the Closing Date, but without giving effect to consummation of the Business Combination, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a material adverse effect on the legal authority and ability of the Purchaser to comply with the terms of this Agreement;

(ii) the representations and warranties of such Purchaser contained in Section 3.2(r) of this Agreement shall be true and correct at all times on or prior to the Closing Date, and consummation of the Closing shall constitute a reaffirmation by such Purchaser of such representations and warranties;

(iii) such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iv) the delivery by such Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(c) The respective obligation of the Purchasers to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Purchasers of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Agreement as of the Closing Date, but without giving effect to consummation of the Business Combination, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Provided that no representation or warranty by the Company shall apply to any statement or information in reports filed with the Commission that relates to any statement or information in the SEC Reports that relates to changes to historical accounting policies of the Company in connection with any order, directive, guideline, comment or recommendation from the Commission or the Company’s auditor or accountant that is applicable to the Company (collectively, the “SEC Guidance”), nor shall any correction, amendment, revision or restatement of the Company’s financial statements due wholly or in part to the SEC Guidance or any other accounting matters, nor any other effects that relate to or arise out of, or are in connection with or in response to, any of the foregoing or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by the Company, the Company represents and warrants to each Purchaser, as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) The Company (i) is validly existing and in good standing under the laws of the jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement and the other Transaction Documents, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect.

(b) As of the Closing Date, the Securities will be duly authorized and, when issued, paid for and delivered in accordance with the applicable Transaction Documents, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under the Transaction Documents, the Organizational Documents of the Company or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s Organizational Documents (as adopted on or prior to the Closing Date) or the laws of its jurisdiction of incorporation.

(c) This Agreement and the other Transaction Documents has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the Target and each Purchaser of this Agreement and the other Transaction Documents to which they are a party, this Agreement and the other Transaction Documents shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d) Assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 3.2 of this Agreement, the execution and delivery of this Agreement and the other Transaction Documents, the issuance and sale of the Securities hereunder, the compliance by the Company with all of the provisions of hereof and thereof and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the Organizational Documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of each Purchaser set forth in Section 3.2 of this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents (including, without limitation, the issuance of the Securities), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to the Registration Rights Agreement, (iii) filings required by the Commission, (iv) filings required by the Stock Exchange, including with respect to obtaining shareholder approval, (v) filings and approvals required to consummate the Business Combination as provided under the Business Combination Agreement, including those required in connection with the Domestication, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) those filings, the failure of which to obtain would not have a Company Material Adverse Effect.

(f) Except for such matters as have not had and would not have a Company Material Adverse Effect, there is no (i) suit, Action, Proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(g) Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Securities by the Company to the Purchasers.

(h) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities. The Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated hereby, to the registration provisions of the Securities Act.

(i) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

(j) The Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(k) As of the Closing Date, the Class A Common Stock will be eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Class A Common Stock. The Company’s Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(l) Except for the Placement Agent and Affiliates of the Company, no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Securities to the Purchasers. The Company is solely responsible for the payment of any fees, costs, expenses and commissions of the Placement Agent and Affiliates of the Company.

(m) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Reports that relates or arises from the topics referenced in the SEC Guidance, and any restatement, revision or other modification to the SEC Reports (including any financial statements contained therein) relating to or arising from the SEC Guidance shall not be deemed material noncompliance for purposes of this Agreement or the other Transaction Documents.

(n) As of the date hereof, the authorized share capital of the Company is $55,500 divided into 500,000,000 shares of Class A Common Stock, 50,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and, together with the Class A Common Stock, the “Ordinary Shares”) and 5,000,000 preference shares of a par value of $0.0001 (the “Preference Shares”). As of the date hereof and immediately prior to the Domestication and prior to giving effect to the Closing and the Business Combination: (i) 32,975,000 shares of Class A Common Stock, 8,243,750 Class B Ordinary Shares and no Preference Shares were issued and outstanding; (ii) 16,487,500 warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share, and 6,845,000 private placement warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share (together “Outstanding Warrants”), were issued and outstanding; and (iii) no Ordinary Shares were subject to issuance upon exercise of outstanding options. No Outstanding Warrants are exercisable on or prior to the closing of the Business Combination. All (A) issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (B) Outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Ordinary Shares or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. Except as set forth in the Business Combination Agreement, as of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) as set forth in the SEC Reports and (B) as contemplated by the Business Combination Agreement. Except as described in the SEC Reports, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(o) The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange under the symbol “IPAX.” There is no suit, Action, Proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Stock Exchange or the Commission with respect to any intention by such entity to deregister the Class A Common Stock or prohibit or terminate the listing of the Class A Common Stock on the Stock Exchange. The Company has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act. Following the Domestication and upon consummation of the Business Combination, the shares of Class A Common Stock are expected to be registered under the Exchange Act and listed for trading on the Stock Exchange.

(p) The Company is not, and immediately after receipt of payment for the Securities and consummation of the Business Combination, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q) None of the Company, the Sponsor nor any of their respective Affiliates has entered into any subscription agreement, side letter or other agreement with any Purchaser or any other investor in connection with such Purchaser’s or investor’s direct or indirect investment in the Company other than (i) the Business Combination Agreement and (ii) the Transaction Documents.

(r) Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(s) The Company’s accounting firm is Marcum LLP. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(t) There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(u) The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(v) The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation with the requisite power and authority to enter into and perform its obligations under the Transaction Documents.

(b) Each Transaction Document to which it is a party has been duly authorized, executed and delivered by such Purchaser, and assuming the due authorization, execution and delivery of the same by the Company and the other Purchasers, each Transaction Document to which such Purchaser is a party shall constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution, delivery and performance of the Transaction Documents, including the purchase of the Securities hereunder, the compliance by such Purchaser with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Purchaser pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject; (ii) the Organizational Documents of such Purchaser; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Purchaser or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on such Purchaser’s ability to consummate the transactions contemplated by the Transaction Documents, including the purchase of the Securities.

(d) At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any shares of Preferred Stock, it will be, either: (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A hereto, (ii) acquiring the Securities only for its own account and not for the account of others, or if such Purchaser is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto).

(e) Such Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act or the securities laws of any state in the United States or other jurisdiction and that the Company is not required to register the Securities except as set forth in the Registration Rights Agreement. Such Purchaser acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including without limitation a private resale pursuant to so called “Section 4(a)1½”), or (iii) an ordinary course pledge such as a broker lien over account property generally, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Securities shall contain a restrictive legend to such effect. Such Purchaser acknowledges and agrees that the Securities will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, such Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Such Purchaser acknowledges and agrees that the Securities will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year following the filing of certain required information with the Commission after the Closing Date. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

(f) Such Purchaser understands and agrees that it is purchasing the Securities directly from the Company. Such Purchaser further acknowledges that there have not been, and such Purchaser hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to such Purchaser by the Company, the Target, the Placement Agent, the Sponsor, any of their respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Business Combination or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company and the Target set forth in this Agreement. Subscriber agrees that none of (i) any other Purchaser (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other Purchaser), (ii) the Placement Agent, its Affiliates or any of its or its Affiliates’ control persons, officers, directors or employees, (iii) the Sponsor, its Affiliates (other than the Company), or any of its or its’ Affiliates respective control persons, officers, directors or employees or (iv) any other party to the Business Combination Agreement, including any such party’s representatives, Affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to such Purchaser pursuant to this Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

(g) In making its decision to purchase the Securities, such Purchaser has relied solely upon independent investigation made by such Purchaser and the Company’s and the Target’s representations in Sections 3.1 and 3.3, respectively, of this Agreement. Such Purchaser acknowledges and agrees that such Purchaser has received such information as such Purchaser deems necessary in order to make an investment decision with respect to the Securities, including with respect to the Company, the Target Companies and the Business Combination, and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to such Purchaser’s investment in the Securities. Without limiting the generality of the foregoing, such Purchaser acknowledges that it has reviewed the Company’s filings with the Commission. Such Purchaser represents and agrees that such Purchaser and such Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as such Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. Such Purchaser acknowledges that certain information provided by the Company and the Target was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Such Purchaser further acknowledges that the information provided to such Purchaser was preliminary and subject to change, including in the registration statement and the proxy statement and/or prospectus that the Company intends to file with the Commission in connection with the Business Combination (which will include substantial additional information about the Company, the Target Companies and the Business Combination and will update and supersede the information previously provided to such Purchaser). Such Purchaser acknowledges and agrees that none of the Placement Agent, the Sponsor or any of their Affiliates or any of such Person’s or its Affiliate’s control persons, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has provided such Purchaser with any information, recommendation or advice with respect to the Securities nor is such information, recommendation or advice necessary or desired. None of the Placement Agent, the Sponsor or any of their respective Affiliates or Representatives has made or makes any representation as to the Company or the Target Companies or the quality or value of the Securities. In addition, the Company, the Target, the Sponsor, Placement Agent and their respective Affiliates or Representatives may have acquired non-public information with respect to the Company or the Target Companies which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to such Purchaser, none of the Placement Agent, its Affiliates or the Company, the Target, the Sponsor or any of their respective Affiliates or Representatives has acted as a financial advisor or fiduciary to such Purchaser.

(h) Such Purchaser became aware of this offering of the Securities solely by means of direct contact between such Purchaser and the Company or its Affiliates, by means of direct contact between such Purchaser and the Target or its Affiliates or by means of contact from the Placement Agent, and Securities were offered to such Purchaser solely by direct contact between such Purchaser and the Company or its Affiliates. Such Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to such Purchaser, by any other means. Such Purchaser acknowledges that the Company represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i) Such Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the SEC Reports. Such Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and such Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Purchaser has considered necessary to make an informed investment decision. Such Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. Such Purchaser understands and acknowledges that the purchase and sale of the Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j) Such Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for such Purchaser and that such Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of such Purchaser’s investment in the Company. Such Purchaser acknowledges specifically that a possibility of total loss exists.

(k) Such Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(l) Such Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Such Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Purchaser is permitted to do so under applicable law. If such Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), such Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, such Purchaser maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, such Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by such Purchaser and used to purchase the Securities were legally derived.

(m) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Securities hereunder.

(n) Such Purchaser will have sufficient funds to pay the Subscription Amount pursuant to Section 2.2(b)(iii) of this Agreement.

(o) Such Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, the Target, the Sponsor, the Placement Agent or any of their respective Affiliates or any of their respective or their respective Affiliates’ control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company and the Target contained in Sections 3.1 and 3.3, respectively, of this Agreement, in making its investment or decision to invest in the Company. Such Purchaser agrees that none of (i) any other Purchaser or any other Person participating in any other private placement of shares of Class A Common Stock (including the controlling persons, officers, directors, partners, agents or employees of any such other Person), (ii) the Company, its Affiliates or any of its or their respective Affiliates’ control persons, officers, directors, partners, agents, employees or representatives, (iii) the Sponsor, its Affiliates or any of its or their respective Affiliates’ control persons, officers, directors, partners, agents, employees or representatives, nor (iv) the Placement Agent, its Affiliates or any of its or their respective control persons, officers, directors, partners, agents, employees or representatives shall be liable to such Purchaser or any other Purchaser pursuant to the Transaction Documents or any other agreement related to a private placement of Securities for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities hereunder or thereunder.

(p) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by such Purchaser solely in connection with the sale of the Securities to such Purchaser.

(q) At all times on or prior to the Closing Date, such Purchaser has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Securities.

(r) Such Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with such Purchaser, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of the Company from the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms.

(s) Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Purchaser with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, such Purchaser is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(t) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Securities hereunder.

(u) Such Purchaser acknowledges that (i) the Company, the Target Companies, the Sponsor and the Placement Agent, and any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives currently may have, and later may come into possession of, information regarding the Company and the Target Companies that is not known to such Purchaser and that may be material to a decision to purchase the Securities, (ii) such Purchaser has determined to purchase the Securities notwithstanding its lack of knowledge of such information, and (iii) none of the Company, the Target Companies, the Sponsor or the Placement Agent or any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives shall have liability to such Purchaser, and such Purchaser hereby to the extent permitted by law waives and releases any claims it may have against the Company, the Target Companies, the Sponsor, the Placement Agent and their respective Affiliates, control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure of such information.

(v) Such Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(w) Such Purchaser acknowledges and is aware that the Placement Agent is acting as financial advisor to the Company in connection with the Business Combination.

3.3 Representations and Warranties of the Target. The Target hereby makes (x) each of the following representations and warranties and (y) each of the representations and warranties of the Target set forth in the Business Combination Agreement (as if such representations and warranties were initially made to each Purchaser and set forth in this Agreement in their entirety, mutatis mutandis), in each case, as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) Each of the Target Companies is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each of the Target Companies is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its or their ownership of property or the nature of the business conducted by it or them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Target Material Adverse Effect.

(b) The Target has the requisite power and authority to enter into and perform its obligations under the Business Combination Agreement, this Agreement and the other Transaction Documents. The execution and delivery of the Business Combination Agreement, this Agreement and the other Transaction Documents by the Target, and the consummation by the Target of the transactions contemplated hereby and thereby have been duly authorized by the Target’s board of directors or equivalent governing body, and no further filing, consent or authorization is required by the Target, its board of directors or its equity holders or other governing body. The Business Combination Agreement and this Agreement have been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Target, and each constitutes the legal, valid and binding obligations of the Target, enforceable against the Target in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) The execution, delivery and performance of the Transaction Documents by the Target and the consummation by the Target of the transactions contemplated hereby and thereby will not (i) result in a violation of the Organizational Documents of any of the Target Companies, or any capital stock or other securities of the Target Companies, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which any of the Target Companies is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations) applicable to any of the Target Companies or by which any property or asset of any of the Target Companies is bound or affected.

(d) The Target is not required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Target is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and the Target is not aware of any facts or circumstances which might prevent the Target from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(e) Undisclosed Liabilities; Financial Information.

(i) Undisclosed Liabilities. There is no liability, debt or obligation (absolute, accrued, contingent or otherwise) of the Target Companies of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts and obligations: (a) provided for in, or otherwise reflected or reserved for on the Target Financial Statements (as defined herein) or disclosed in the notes thereto; (b) that have arisen since the date of the most recent balance sheet included in the Target Financial Statements ordinary course of the operation of business of the Target Companies; (c) arising under the Transaction Documents and/or incurred in connection with the transactions contemplated thereby; or (d) which would not, individually or in the aggregate, reasonably be expected to have a Target Material Adverse Effect.

(ii) Unaudited Financial Information. The draft unaudited consolidated financial statements of the Target (including, in each case, any related notes thereto), consisting of the draft unaudited consolidated balance sheet the related draft unaudited consolidated income statements and statements of cash flows of the Target Companies as of and for the six (6) month periods ending June 30, 2022 and June 30, 2021, delivered to the Purchasers on or prior to the date hereof and attached hereto as Schedule 3.3(e)(ii) (collectively, the “Draft Unaudited Target Financials”), fairly present in all material respects the financial position of the Target, at the respective dates thereof, except for the absence of footnote disclosures and other presentation items required for GAAP and for year-end adjustments that will not have a Target Material Adverse Effect.

(iii) Audited Financial Information. The consolidated balance sheets of the Target as of December 31, 2020 and December 31, 2021, and the related consolidated audited income statements, changes in stockholder or member equity and statements of cash flows for the fiscal years then ended, each audited by a PCAOB qualified auditor in accordance with GAAP and PCAOB standards (the “Audited Target Financials” and together with the Draft Unaudited Target Financials, the “Target Financial Statements”), fairly present in all material respects the financial position of the Target at the respective dates thereof, subject to adjustments which are not expected to have a Target Material Adverse Effect. The forecasts and projections, if any, contained in the Audited Target Financials will have been prepared in good faith and on the basis of assumptions that are fair and reasonable in light of current and reasonably foreseeable circumstances.

(iv) No Restatements. The Target is not currently contemplating to amend or restate any of the Target Financial Statements, nor is the Target currently aware of facts or circumstances which would require the Target to amend or restate any of the Target Financial Statements, in each case, in order for any of the Target Financials Statements to be in material compliance with GAAP. The Target has not been informed by its independent accountants that they recommend that the Target amend or restate any of the Target Financial Statements or that there is any need for the Target to amend or restate any of the Target Financial Statements.

(f) Absence of Certain Changes. Except as set forth on Schedule 3.3(f), and for activities conducted in connection with the Transaction Documents and the transactions contemplated thereby, since June 30, 2022 through the date of this Agreement, (a) there has not been any Target Material Adverse Effect and (b) each Target Company (i) has conducted its business in the ordinary course of business consistent with past practice, and (ii) has not taken any action or committed or agreed to take any action that, if taken after the date hereof, would be prohibited by Section 6.02(b) of the Business Combination Agreement.

(g) Foreign Corrupt Practices. None of the Target, the Target’s subsidiaries or any director, officer, agent, employee, nor any other person acting for or on behalf of the foregoing (individually and collectively, a “Target Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws, nor has any Target Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Target Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting any Target Company in obtaining or retaining business for or with, or directing business to, any Target Company.

(h) Illegal or Unauthorized Payments; Political Contributions. None of the Target, any of the Target’s subsidiaries or, to the best of the Target’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Target or its subsidiaries has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Target or its subsidiaries.

(i) Money Laundering. The Target and its subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(j) Management. During the past five year period, no current or former officer or director or, to the knowledge of the Target, no current ten percent (10%) or greater equity holder of any Target Company has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such Person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such Person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal Proceeding or a named subject of a pending criminal Proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such Person from, or otherwise limiting, the following activities:

(A) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(B) Engaging in any particular type of business practice; or

(C) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such Person to engage in any activity described in the preceding sub paragraph, or to be associated with Persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil Action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil Action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil Action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil Action or finding has not been subsequently reversed, suspended or vacated.

(k) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Target to arise, between the Target and the accountants and lawyers formerly or presently employed by the Target Companies and the Target Companies are current with respect to any fees owed to their accountants and lawyers which could affect the Target’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Target had discussions with its accountants about its financial statements. Based on those discussions, the Target has no reason to believe that it will need to restate any such financial statements or any part thereof.

(l) Cybersecurity. The Target Companies’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Target Companies as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Target Material Adverse Effect. The Target Companies have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Target Material Adverse Effect. The Target Companies are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Target Material Adverse Effect.

(m) Compliance with Data Privacy Laws. The Target Companies are, and since January 1, 2018 have been, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Target Companies have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, has been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Target Material Adverse Effect. To ensure compliance with the Privacy Laws, the Target Companies have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Target Companies have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Target, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Target further certifies that the Target Companies: (i) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) are not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; and (iii) are not a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(n) Bank Holding Company Act. The Target Companies are not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Target Companies do not own or control, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. The Target Companies do not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(o) Other Covered Persons. Other than the Placement Agent and certain Affiliates of the Company, the Target is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(p) Disclosure. The information and materials previously provided by or on behalf of the Target to each Purchaser (if any) (the “Investment Materials”) in connection with the offer and sale of the Securities, have been prepared in a good faith effort by the Target to describe the Target Companies’ present and proposed products, and projected growth of the Target Companies and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the Due Diligence Materials, the Target represents only that such assumptions, projections, expressions of opinion and predictions were made in good faith and that the Target believes there is a reasonable basis therefor. The Target acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2. Notwithstanding the foregoing, the Target Companies make no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company, the Purchasers or its or their respective Affiliates.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties; provided, however, that, as a prerequisite to such pledge, such Purchaser shall (x) provide notice to the Company of such pledge or transfer at least five (5) Business Days prior thereto and (y) cause to be delivered to the Company customary legal opinions of legal counsel of the pledgee, secured party and pledgor as shall be reasonably requested by the Company in connection therewith. Thereafter, at the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c) Certificates (or reasonable evidence of issuance by book entry, as applicable) evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 or (iii) as otherwise provided in the Certificate of Designation. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any shares of Preferred Stock are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), or if the Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or as provided in the Certificate of Designation or Warrants, then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate (or reasonable evidence of issuance by book entry, as applicable) representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate (or reasonable evidence of issuance by book entry, as applicable) representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Class A Common Stock as in effect on the date of delivery of a certificate (or reasonable evidence of issuance by book entry, as applicable) representing Underlying Shares, as applicable, issued with a restrictive legend.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates (or reasonable evidence of issuance by book entry, as applicable) representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Class A Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information. Until the time that no Purchaser owns Securities, the Company shall use commercially reasonable efforts to maintain the registration of the Class A Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (without giving effect to any extensions pursuant to Rule 12b-25 of the Exchange Act or any other applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Certificate of Designation set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Preferred Stock. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Preferred Stock. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Preferred Stock. The Company shall honor exercises of the Warrants and conversions of the Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents and the Investor Presentation as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release and filing of such Current Report on Form 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company, the Target or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, neither the Company nor the Target shall publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser (not to be unreasonably withheld, delayed or conditioned), except (a) as required by federal securities law or requested by the staff of the Commission in connection with (i) any filings in connection with the Business Combination, (ii) any registration statement contemplated by the Registration Rights Agreement and (iii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and information contained in the Investor Presentation, which shall be disclosed pursuant to Section 4.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company or any of its officers, director, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of trust or confidentiality to the Company or any of its officers, directors, agents, employees or Affiliates, or a duty to the Company or any of its respective officers, directors, agents, employees or Affiliates not to trade while aware of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or the Target, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenants and the covenants set forth in Section 4.6 hereof in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate and working capital purposes.

4.10 Indemnification.

(a) Subject to the provisions of this Section 4.10, the Company will indemnify and hold (i) each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) and (ii) the Target and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Target (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Target Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party or Target Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any Action or Proceeding instituted against the Purchaser Parties or Target Parties in any capacity, or any of them or their respective Affiliates, by any equity holder of the Company who is not an Affiliate of such Purchaser Party or Target Party (as applicable), with respect to any of the transactions contemplated by the Transaction Documents (unless such Action or Proceeding is primarily based upon a material breach of such Purchaser Party’s or Target Party’s (as applicable) representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party or Target Party (as applicable) may have with any such stockholder or any violations by such Purchaser Party or Target Party (as applicable) of state or federal securities laws or any conduct by such Purchaser Party or Target Party (as applicable) which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(b) Subject to the provisions of this Section 4.10, the Target will indemnify and hold (i) each Purchaser Party and (ii) the Company, and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Company Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party or Company Party (as applicable) may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Target in this Agreement or in the other Transaction Documents or (b) any Action or Proceeding instituted against the Purchaser Parties or Company Parties (as applicable) in any capacity, or any of them or their respective Affiliates, by any equity holder of the Target who is not an Affiliate of such Purchaser Party or Company Party (as applicable), with respect to any of the transactions contemplated by the Transaction Documents (unless such Action or Proceeding is primarily based upon a material breach of such Purchaser Party’s or Company Party’s (as applicable) representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party or Company Party (as applicable) may have with any such stockholder or any violations by such Purchaser Party or Company Party (as applicable) of state or federal securities laws or any conduct by such Purchaser Party or Company Party (as applicable) which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(c) Subject to the provisions of this Section 4.10, each Purchaser will, severally and not jointly, indemnify and hold (i) each Company Party and (ii) each Target Party, harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Documents or (b) any Action or Proceeding instituted against the Company Parties or Target Parties in any capacity, or any of them or their respective Affiliates, by any equity holder of such Purchaser who is not an Affiliate of such Company Party or Target Party (as applicable), with respect to any of the transactions contemplated by the Transaction Documents (unless such Action or Proceeding is primarily based upon a material breach of such Company Party’s or Target Party’s (as applicable) representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Company Party or Target Party may have with any such stockholder or any violations by such Company Party or Target Party (as applicable) of state or federal securities laws or any conduct by such Company Party or Target Party (as applicable) which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(d) If any Action or Proceeding shall be brought against any Person in respect of which indemnity may be sought pursuant to this Agreement, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such Action or Proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action or Proceeding there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

4.11 Reservation and Listing of Securities.

(a) Commencing on the Closing Date, the Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Class A Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date following the Closing Date, the number of authorized but unissued (and otherwise unreserved) shares of Class A Common Stock is less than 100% of (i) the Required Minimum on such date, minus (ii) the number of shares of Class A Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Class A Common Stock to at least the Required Minimum at such time (minus the number of shares of Class A Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date, provided that the Company will not be required at any time to authorize a number of shares of Class A Common Stock greater than the maximum remaining number of shares of Class A Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c) The Company shall, as applicable: (i) promptly after the Closing Date and in connection with the registration with the Commission of the Underlying Shares, in the manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Class A Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps reasonably necessary to cause such shares of Class A Common Stock to be approved for listing or quotation on such Trading Market as soon as practicable thereafter and to provide to the Purchasers evidence of such listing or quotation and (iii) use commercially reasonable efforts to maintain the listing or quotation of such Class A Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Class A Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(d) At the extraordinary general meeting of shareholders of the Company to be held to obtain shareholder approval of inter alia the Business Combination, the Company shall present to its shareholders a proposal providing for the approval of the issuance of all of the Securities in compliance with the rules and regulations of the principal Trading Market (without regard to any limitation on conversion or exercise thereof), with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal.

4.12 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.13 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release and the Current Report on Form 8-K as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that, (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release and Current Report on Form 8-K as described in Section 4.6 and (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release and Current Report on Form 8-K as described in Section 4.6. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.14 Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.15 Lock-up Agreements. The Company shall at no time enter into, or allow, any amendment to or modification of the Insider Letter or any lock-up or similar agreement entered into with any of the stockholders of the Company or any other Person or directly or indirectly waive or release any such Person subject to any of the foregoing from any of the restrictions imposed therein (including by shortening any applicable lock-up period). If any party to the Insider Letter or any lock-up or similar agreement breaches any provision of Insider Letter, lock-up or similar agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Insider Letter or such other lock-up or similar agreement.

4.16 Additional Covenants. Until the Closing Date, the Target hereby covenants to each Purchaser such covenants set forth in the Business Combination Agreement as if such covenants were incorporated by reference into this Agreement, mutatis mutandis. For the avoidance of doubt, this Section 4.16 shall not relieve the Company and/or any of its subsidiaries of any of its obligations pursuant to this ARTICLE 4 with respect to the Company and/or any of its subsidiaries or any of their respective securities, as applicable.

4.17 Other Agreements. None of the Company, the Sponsor, the Target or any of their respective Affiliates shall enter into any subscription agreement, side letter or other agreement with any Purchaser or any other investor in connection with such Purchaser’s or investor’s direct or indirect investment in the Company as a result of which such other Purchaser or investor may purchase Securities at a price per Security less than the price per Security paid by the Purchasers in connection with the Closing or on other terms (economic or otherwise) materially more favorable to such other Purchaser or other investor than those set forth in the Transaction Documents.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect hereof, upon the earlier to occur of (a) the mutual written agreement of the parties hereto to terminate this Agreement, or (b) the termination (for any reason) of the Business Combination Agreement by any party to the same. Additionally, (i) the Company may terminate this Agreement with respect to any Purchaser if any of the conditions set forth in Section 2.3(a) applicable to such Purchaser shall have become incapable of fulfillment, and shall not have been waived by the Company; and (ii) any Purchaser may terminate this Agreement (with respect to itself only) if (X) any of the conditions set forth in Section 2.3(b) shall have become incapable of fulfillment, and shall not have been waived by such Purchaser or (Y) the Closing shall not have occurred on or prior to the Outside Date (as defined in the Business Combination Agreement). Notwithstanding the foregoing, nothing herein will relieve any party from liability for any intentional breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach; provided, that in the event that the Business Combination Agreement is ever terminated by the Company and/or the Target for any reason, each of the Purchasers hereby agrees not to indirectly assert a claim against the Target by funding the Company or any other party to assert any such claim.

5.2 Fees and Expenses. At, or prior to, the Closing, the Target shall reimburse Inflection Point Holdings LLC for any reasonable and documented fees and out-of-pocket expenses, if any, incurred during the period commencing on the date hereof through the Closing in connection with the closing of the transactions contemplated hereby. Except as expressly set forth in Schedule 5.2 or in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction Documents. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Target and the Purchaser or a group of Purchasers which purchased at least a majority in interest of the Preferred Stock based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities, the Target and the Company. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver effected in accordance with this Section 5.5.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Target may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other and each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 hereof and with respect to the representations and warranties of the Purchasers in Section 3.2 hereof. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents (other than the Certificate of Designation, which shall be governed by Delaware law) shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (other than the Certificate of Designation) (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents, other than the Certificate of Designation), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the parties under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of (x) a rescission of a conversion of the Preferred Stock, the applicable Purchaser shall be required to return any shares of Class A Common Stock subject to any such rescinded conversion or (y) a recission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Class A Common Stock subject to any exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, the Target and a Purchaser, solely, and not between the Company, the Target and the Purchasers collectively and not between and among the Purchasers.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Class A Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Class A Common Stock that occur after the date of this Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement.

5.22 Trust Account Waiver. Each Purchaser hereby acknowledges that, as described in the Company’s prospectus relating to its initial public offering (the “IPO”) dated September 21, 2021 available at www.sec.gov, the Company has established a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company, its public shareholders and certain other parties. For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Purchaser on behalf of itself and each of its affiliates and subsidiaries, and each of its and their employees, agents, representatives and any other person or entity acting on its and their behalf hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, arising out or as a result of, in connection with or relating in any way to this Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement, and (c) agrees that it will not seek recourse against the Trust Account as a result of, in connection with or relating in any way to this Agreement; provided, however, that nothing in this Section 5.22 shall be deemed to limit such Purchaser’s right to distributions from the Trust Account in accordance with the Company’s memorandum and articles of association in respect of any redemptions by such Purchaser in respect of shares of Class A Common Stock acquired by any means other than pursuant to this Agreement.

5.23 NO LIABILITY UPON GOOD FAITH TERMINATION. OTHER THAN WITH RESPECT TO ANY LIABILITIES ARISING PURSUANT TO SECTION 4.10 AND/OR SECTION 5.2 ABOVE, NONE OF THE COMPANY, TARGET, ANY OF THEIR AFFILIATES, OR ANY OTHER PARTY TO THE BUSINESS COMBINATION AGREEMENT, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EQUITYHOLDERS, MANAGERS, MEMBERS, ADVISORS OR LEGAL COUNSEL SHALL HAVE ANY LIABILITY (INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF POTENTIAL LOST PROFITS AND OPPORTUNITIES) TO ANY PURCHASER AS A RESULT OF THE TERMINATION OF THIS AGREEMENT AS A RESULT OF THE GOOD FAITH TERMINATION OF THE BUSINESS COMBINATION AGREEMENT BECAUSE OF A FAILURE OF A CLOSING CONDITION TO BE MET (SOLELY TO THE EXTENT SUCH FAILURE IS OUTSIDE OF THE CONTROL OF THE TARGET OR THE COMPANY, BUT REGARDLESS OF WHETHER THE BUSINESS COMBINATION AGREEMENT IS TERMINATED BY THE COMPANY OR TARGET).

5.24 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Inflection Point ACQUISITION CORP.		Address for Notice:
34 East 51st Street, 5th Floor
By:	/s/ Michael Blitzer	New York, New York 10022
Name:	Michael Blitzer
Title:	Co-Chief Executive Officer	Email:

With a copy to (which shall not constitute notice):

White & Case LLP 1221 Avenue of the Americas New York, New York 10020
Attn: Joel L. Rubinstein
Email: joel.rubinstein@whitecase.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR TARGET FOLLOWS]

[COMPANY SIGNATURE PAGES TO INFLECTION POINT ACQUISITION CORP. SPA]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INTUITIVE MACHINES, LLC		Address for Notice:
Intuitive Machines, LLC
By:	/s/ Stephen J. Altemus	3700 Bay Area Blvd.
Name:	Stephen J. Altemus	Houston, TX 77058
Title:	President & CEO
Email:
With a copy to (which shall not constitute notice):
Latham & Watkins LLP 555 Eleventh Street, NW, Suite 1000 Washington, D.C. 20004-1304 Attn: Rachel W. Sheridan; Nick S. Dhesi Email: rachel.sheridan@lw.com; ramnik.dhesi@lw.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

[TARGET SIGNATURE PAGE TO INFLECTION POINT ACQUISITION CORP. SPA]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: KINGSTOWN 1740 FUND L.P.

Signature of Authorized Signatory of Purchaser: /s/ Michael Blitzer

Name of Authorized Signatory: Michael Blitzer

Title of Authorized Signatory: Managing Member

Email Address of Authorized Signatory: blitzer@kingstowncapital.com

Address for Notice to Purchaser: 34 East 51st Street, 5th Floor, New York, New York 10022

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $21,000,000

Shares of Preferred Stock: 21,000

Warrant Shares: 437,500

Beneficial Ownership Blocker ☐ 4.99% or X 9.99%

EIN Number:

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO INFLECTION POINT ACQUISITION CORP. SPA]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: GHAFFARIAN ENTERPRISES, LLC

Signature of Authorized Signatory of Purchaser: /s/ Matthew J. Yetman

Name of Authorized Signatory: Matthew J. Yetman

Title of Authorized Signatory: Manager

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $5,000,000

Shares of Preferred Stock: 5,000

Warrant Shares: 104,167

Beneficial Ownership Blocker ☐ 9.99%

EIN Number:

[PURCHASER SIGNATURE PAGES TO INFLECTION POINT ACQUISITION CORP. SPA]

Exhibit A

Form of Certificate of Designation

[See Exhibit 3.1 to the Current Report on Form 8-K to which this document is an exhibit]

Exhibit B

Form of Registration Rights Agreement

[See Exhibit E to Exhibit 2.1 to the Current Report on Form 8-K to which this document is an exhibit]

Exhibit C

Form of Warrant

[See Exhibit 4.1 to the Current Report on Form 8-K to which this document is an exhibit]